Exhibit 99.1

December 18, 2025

RenX Enterprises Corp., Formerly Safe and Green Development Corporation, Announces Corporate Name Change; New Ticker Symbol “RENX”

MIAMI, FL, Dec. 18, 2025 (GLOBE NEWSWIRE) -- RenX Enterprises Corp., formerly known as Safe and Green Development Corporation (NASDAQ: SGD) (the “Company”), announces that, effective December 19, 2025, the Company will complete its corporate name change to RenX Enterprises Corp. The Company’s common stock is expected to begin trading on the Nasdaq Capital Market under the new ticker symbol “RENX” on December 19, 2025. The CUSIP number for the Company’s common stock will remain unchanged.

The name and ticker change reflect the Company’s expanded strategic focus on engineered soils, renewable-material production, and the scaled deployment of the Company’s operating assets. Through the Company’s engineered soils facilities, organics processing capabilities, and logistics infrastructure, RenX Enterprises Corp. is increasingly aligned around a vertically integrated platform designed to scale high-margin soil products, sustainable substrates, and regenerative land-use solutions. As of tomorrow the Company’s website will be: www.renxent.com

“This marks a new chapter for the Company as the name aligns with our long-term growth strategy,” said David Villarreal, Chief Executive Officer of RenX Enterprises Corp. “This rebranding marks a pivotal milestone in our evolution. Our new name and ticker reflect our focus on renewable resource manufacturing developing innovative soil and substrate solutions and advancing sustainable practices that deliver both environmental and economic value.”

No action is required by existing stockholders as a result of the name or ticker change. All outstanding stock certificates remain valid and do not need to be exchanged.

About Ren X Enterprises Corp.

RenX Enterprises Corp. is a real estate development and environmental solutions company. Formed in 2021 as Safe and Green Development Corporation, the Company originally focused on the direct acquisition and indirect investment in properties across the United States that are intended for future development into green single-family or multifamily housing projects. The Company remains focused on the monetization of its real estate assets.

The Company’s primary operations consist of an environmental processing and logistics platform that includes a permitted 80+ acre organics processing facility in Myakka City, Florida. The Company processes source-separated green waste and is expanding into the production of sustainable, high-margin potting media and soil substrates through advanced milling technology. The Company’s operations also include a logistics platform that provides transportation services across biomass, solid waste, and recyclable materials, supporting both internal operations and third-party infrastructure needs.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements regarding the expanded strategic focus on engineered soils, renewable-material production, and the scaled deployment of our operating assets, being increasingly aligned around a vertically integrated platform designed to scale high-margin soil products, sustainable substrates, and regenerative land-use solutions through our engineered soils facilities, organics processing capabilities, and logistics infrastructure, the central role engineered soils and renewable-resource manufacturing now play in the Company’s long-term growth strategy, expanding production capacity, developing innovative soil and substrate solutions, and advancing sustainable practices that deliver both environmental and economic value, investing in properties across the United States that are intended for future development into green single-family or multifamily housing projects and expanding into the production of sustainable, high-margin potting media and soil substrates through advanced milling technology.

These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, and expected future developments, as well as other factors the Company believes are appropriate under the circumstances. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to scale high-margin soil products, sustainable substrates, and regenerative land-use solutions through our engineered soils facilities, organics processing capabilities, and logistics infrastructure, the Company’s ability to expand production capacity, develop innovative soil and substrate solutions, and advance sustainable practices that deliver both environmental and economic value, the Company’s ability to maintain adequate liquidity and working capital, the Company’s reliance on third-party technologies and partners, the availability and cost of feedstock and other inputs, market acceptance of engineered growing media products, general economic and market conditions, and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and its subsequent filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

For investor inquiries, please email

info@sgdevco.com

Source: RenX Enterprises Corp.